UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2009 (July 16, 2009)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01                                             Other Events.

Extension of Private Exchange Offers

On July 16, 2009, the Company issued a press release announcing that it has extended the expiration date for its private exchange offers to exchange all of its outstanding 7.125% Senior Notes due 2013 (the “2013 notes”), 9.5% Senior Notes due 2014 (the “2014 notes”), and 10.75% Senior Subordinated Notes due 2016 (the “2016 notes” and, collectively with the 2013 notes and the 2014 notes, the “notes”) until 12:00 midnight, New York City time on July 22, 2009, as more fully described in the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference herein.

Forbearance Agreements

On July 16, 2009, the Company announced that it has entered into extensions to the forbearance agreements with certain holders of the notes including the requisite percentage of the 2014 notes to ensure that such indebtedness may not be accelerated under the indenture for such notes, as more fully described in the press release attached hereto as Exhibit 99.2, which is hereby incorporated by reference herein.

In a separate release issued on July 16, 2009, the Company announced that it has entered into extensions of forbearance agreements with a sufficient number of additional holders of the 2016 notes to ensure that such indebtedness may not be accelerated under the indenture for such notes, as more fully described in the press release attached hereto as Exhibit 99.3, which is hereby incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Number	Exhibit

99.1	Press Release dated July 16, 2009, regarding the extended exchange offers.

99.2	Press Release dated July 16, 2009, entitled “Georgia Gulf Announces Developments Regarding Debt Forbearances.”

99.3	Press Release dated July 16, 2009, entitled “Georgia Gulf Announces Additional Debt Forbearances.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary
Date: July 17, 2009